Exhibit 3.1
FORM OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ATLAS ACQUISITION HOLDINGS CORP.
     ATLAS ACQUISITION HOLDINGS CORP., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:
          1. The name of the Corporation is “Atlas Acquisition Holdings Corp.”
          2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on September 6, 2007.
          3. This Amended and Restated Certificate of Incorporation restates, integrates, and amends the Certificate of Incorporation of the Corporation.
          4. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and by the written consent of at least a majority of the outstanding stock of the corporation entitled to vote thereon in accordance with Section 228 of the DGCL.
          5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows (the “Certificate of Incorporation”):
     FIRST: The name of the Corporation is Atlas Acquisition Holdings Corp.
     SECOND: The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.
     THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL; provided, however, that from and after the “Termination Date” (as defined below), the purpose of the Corporation shall be to take all such lawful actions as may be necessary to cause the dissolution of the Corporation and continue bodies corporate solely for the purposes permitted by Subchapter X of the DGCL.
     FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 400,000,000 of which 300,000,000 shares shall be Common Stock of the par value of $0.001 per share (the “Common Stock”) and 100,000,000 shares shall be Preferred Stock of the par value of $0.001 per share (the “Preferred Stock”).
     A. Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions thereof, to provide out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and such qualifications, limitations, or restrictions thereof, if any, of the shares of such series. The powers, preferences, and relative, participating, optional, and other special rights of such series of Preferred Stock, if any, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any, and all other series of Preferred Stock at any time outstanding. Except as may otherwise be provided in the Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with paragraph A of this Article FOURTH (each, a “Preferred Stock Designation”)), the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of our outstanding shares of Common Stock of the Corporation entitled to vote generally, voting together as a single class, irrespective of Section 242(b)(2) of the DGCL and without a separate vote of the holders of the Preferred Stock or any series thereof.
     B. Common Stock. Except as otherwise required by applicable law or as otherwise provided in any Preferred Stock Designation, each holder of Common Stock, as such, shall be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, and no holder of any series of Preferred Stock, as such, shall be entitled to any voting powers in respect thereof.
     In the event that a “Business Combination” (as defined below) is approved as provided in Article SEVENTH and is consummated by the Corporation, any holder of Common Stock who voted against such Business Combination, may, at the option of such holder and in the manner provided in this paragraph B, require the Corporation to redeem, to the extent that the Corporation shall have legally available funds therefor, for cash, all (but not less than all) of the shares held by such holder at a price per share equal to the funds in the “Trust Fund” (as defined below) as of the date that is two (2) days prior to the date of the proposed consummation of the Business Combination divided by the aggregate number of shares of Common Stock issued in the “IPO” (as defined below). Any holder of Common Stock desiring to exercise its option to require the Corporation to redeem all (but not less than all) of its shares of Common Stock as provided in the foregoing sentence, must give written notice to the Corporation by delivery at its principal place of business at any time after the mailing of the proxy statement by the Corporation in connection with the stockholder vote required by paragraph A of Article SEVENTH and prior to the stockholder vote required by paragraph A of Article SEVENTH. Any such notice may be withdrawn or revoked at any time by providing written notice of such withdrawal or revocation to the Corporation at its principal place of business at any time prior to the stockholder vote required by paragraph A of Article SEVENTH. “Trust Fund” shall mean the proceeds of the IPO placed in a trust account at American Stock Transfer & Trust Company pursuant to a trust agreement (the “Trust Agreement”).
     In addition to any affirmative vote required by law and/or a Preferred Stock Designation, if any, during the “Target Business Acquisition Period” (as defined below), the affirmative vote of at least a majority of our outstanding shares of Common Stock of the Corporation entitled to vote generally, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with this paragraph B.
     FIFTH: The name and mailing address of the incorporator are Brian H. Blaney, 2375 E. Camelback Road, Suite 700, Phoenix, Arizona 85016.
     SIXTH: The Corporation’s existence shall terminate on                     , 2009 [24 months from the date of the prospectus] (the “Termination Date”). This provision may only be amended in connection with, and become effective upon, the consummation of a Business Combination. A proposal to so amend this section shall be submitted to stockholders in connection with any proposed Business Combination pursuant to paragraph A of Article SEVENTH below.
     SEVENTH: Notwithstanding anything contained in this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, to the fullest extent permitted by law, the following paragraphs A through C shall govern the management of the business and the conduct of the affairs of the Corporation and create, define, limit, and regulate the powers of the Corporation and its directors and stockholders during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any Business Combination. In addition to any affirmative vote required by law and/or a Preferred Stock Designation, if any, during the Target Business Acquisition Period, the affirmative vote of at least a majority of our outstanding shares of Common Stock of the Corporation entitled to vote generally, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provisions inconsistent with this Article SEVENTH. A “Business Combination” shall mean the acquisition by the Corporation of one or more operating business whose fair market value, individually or collectively, is equal to at least 80% of the Trust Fund (excluding deferred underwriting discounts and commissions) at the time of such business combination, although this may entail simultaneous acquisitions of several operating businesses (each, a “Target Business”) through a merger, stock exchange, asset acquisition, reorganization, or similar business combination. The “Target Business Acquisition Period” shall mean the period from the effectiveness of the registration statement filed in connection with the Corporation’s initial public offering (“IPO”) with the United States Securities and Exchange Commission up to and including the first to occur of (a) a Business Combination or (b) the Termination Date.

     A. Prior to the consummation of any Business Combination, the Corporation shall submit such Business Combination to its stockholders for approval in accordance with this paragraph A regardless of whether the Business Combination is of a type which normally would require such stockholder approval under the DGCL or other applicable law. In addition to any affirmative vote required by law and/or Preferred Stock Designation, if any, the affirmative vote of at least a majority in voting power of the outstanding shares of the capital stock of the Corporation entitled to vote generally, voting together as a single class, shall be required for the Corporation to consummate any Business Combination. Notwithstanding receipt of stockholder approval as required by this paragraph A, the Corporation shall not consummate a Business Combination if 30% or more of the Common Stock issued in the IPO exercise their option to require the Corporation to redeem the shares of Common Stock held by them in accordance with paragraph B of Article FOURTH.
     B. In the event that the Corporation does not consummate a Business Combination by the Termination Date, to the fullest extent permitted by law, the Board of Directors shall consider the dissolution of the Corporation and, if the Board of Directors should deem a dissolution of the Corporation advisable in their judgment, a resolution to that effect shall be adopted by a majority of the whole Board of Directors, cause notice to be mailed to each stockholder of the Corporation entitled to vote thereon of the adoption of such resolution and of a meeting of stockholders of the Corporation to take action upon such resolution in accordance with the DGCL (the “Dissolution Meeting”). To the fullest extent permitted by law and regardless of whether such action is of a type which normally would require such stockholder approval under the DGCL or other applicable law, the Board of Directors shall also submit a plan of distribution meeting the requirements of Section 281(b) of the DGCL and the Trust Agreement (a “Plan of Distribution”) to its stockholders for approval at the Dissolution Meeting.
     C. Pursuant to the Trust Agreement and the terms of this Article SEVENTH, a holder of Common Stock shall be entitled to receive distributions from the Trust Fund only in the event of a dissolution of the Corporation and a liquidation of the Trust Fund in accordance with the terms of the Trust Agreement and/or in the event such holder exercises its option to cause the Corporation to redeem all of its shares of Common Stock in accordance with paragraph B of Article FOURTH.
     EIGHTH: Except as may otherwise be provided in the Certificate of Incorporation (including any Preferred Stock Designation), any vacancy in the Board of Directors, whether arising from death, resignation, removal, an increase in the number of directors, or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum by the sole remaining director or by the stockholders. Each director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor shall have been elected and qualified.
     NINTH: The following provisions are inserted to govern the management of the business and the conduct of the affairs of the Corporation, and create, define, limit, and regulate the powers of the Corporation and of its directors and stockholders:
     A. Election of directors need not be by written ballot unless the Bylaws of the Corporation so require.
     B. Except as otherwise provided for or fixed pursuant to a Preferred Stock Designation relating to the rights of the holders of a series of Preferred Stock to elect directors, if any, the number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation.
     C. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw whether adopted by them or otherwise.
     D. The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any special meeting of the stockholders called for the purpose of considering any such act or contract (such purpose to be stated in the notice of any such special meeting as required by law), and any contract or act that shall be approved or be ratified by the affirmative vote of at least a majority in voting power of the then outstanding stock present at a meeting at which a quorum is present, unless a higher vote is required by applicable law, shall, to the fullest extent permitted by applicable law, be as valid and binding upon the

Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation.
     E. In addition to the powers and authorities hereinbefore or by applicable law expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to applicable law, this Certificate of Incorporation, and to the Bylaws of the Corporation; provided, however, that no Bylaw so made shall invalidate any prior act of the directors which would have been valid if such Bylaw had not been made.
     F. Except as may otherwise be provided in the Certificate of Incorporation (including any Preferred Stock Designation), from and after the consummation of the IPO, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of our outstanding shares of Common Stock of the Corporation entitled to vote generally, voting together as a single class, shall be required to amend, alter, repeal, or adopt any provision inconsistent with paragraph F of this Article NINTH.
     TENTH: The following paragraphs shall apply with respect to liability and indemnification of officers and directors:
     A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or may hereafter be amended. Any amendment, repeal, or modification of this paragraph A by the stockholders of the Corporation or otherwise shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to the time of such amendment, repeal, or modification.
     B. The Corporation, to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, shall indemnify and hold harmless any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administration, or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is a legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, other enterprise, or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceedings was authorized in the specific case by the Board of Directors. To the fullest extent permitted by the DGCL, as the same exits or may hereafter be amended, expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.
     ELEVENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article ELEVENTH.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this ___day of                               , 2007.

ATLAS ACQUISITION HOLDINGS CORP.
By:
	Name:	James N. Hauslein
Its: Chief Executive Officer

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